GUINNESS ATKINSON FUNDS
AMENDMENT TO THE AMENDED AND RESTATED
DISTRIBUTION AGREEMENT

THIS AMENDMENT dated this 28th day of March, 2006, to the Amended and Restated Distribution Agreement, dated April 28, 2003, as amended August 23, 2005, (the “Agreement”), is entered by and among Guinness Atkinson Funds, a Delaware statutory trust (the “Trust”), Guinness Atkinson Asset Management, Inc., a Delaware corporation (the “Advisor”) and Quasar Distributors, LLC, a Delaware limited liability company (the “Distributor”).

RECITALS

WHEREAS, the parties have entered into an Amended and Restated Distribution Agreement; and
WHEREAS, the Trust intends to create additional funds and change the fee schedule; and

WHEREAS, the Trust, the Advisor and the Distributor desire to extend said Agreement to apply to the added funds and the fee schedule; and

WHEREAS, Section 10, paragraph A of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A and Exhibit B of the Agreement is hereby superseded and replaced with Exhibit A and Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

GUINNESS ATKINSON FUNDS	QUASAR DISTRIBUTORS, LLC

By: ______________________________	By: ________________________________

Name:____________________________	Name:______________________________

Title:	Title:

GUINNESS ATKINSON ASSET MANAGEMENT, INC

By:_______________________________

Name:____________________________

Title: _____________________________

Exhibit A
to the Guinness Atkinson
Amended and Restated Distribution Agreement

Fund Names

Separate Series of Guinness Atkinson Funds

Name of Series	Date Added

Guinness Atkinson Asia Focus Fund	4-28-03

Guinness Atkinson China & Hong Kong Fund	4-28-03

Guinness Atkinson Global Innovators Fund	4-28-03

Guinness Atkinson Global Energy Fund	6-30-04

Guinness Atkinson Alternative Energy Fund	3-31-06

Guinness Atkinson Asia-Pacific Dividend Fund	3-31-06